UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2008

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32365 (Commission File Number)	13-4284187 (IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY (Address of principal executive offices)	11021 (Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 5, 2008, Feldman Mall Properties, Inc. (the “Company”) issued a joint press release with James W. Sight announcing that it had entered into a settlement agreement (the “Agreement”) with Mr. Sight under which, among other things, Mr. Sight has agreed to irrevocably withdraw his nomination of a slate of candidates for election to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”) and to vote his shares in favor of all of the Board’s director nominees at the Annual Meeting. As part of the Agreement, the Company has agreed that it will nominate Mr. Sight for election as a director at the Annual meeting.
     The Agreement also contains mutual releases by the parties to the Agreement and a standstill provision which provides that for during the period commencing on the date of the Agreement and ending on the date that is 150 days before the first anniversary of the date of the proxy statement mailed to the Company’s stockholders in connection with the Annual Meeting, Mr. Sight will not, among other things, engage or participate, directly or indirectly, in any solicitation of proxies or consents, advise, encourage or influence any person with respect to the voting of its shares of common stock at the Annual Meeting or any other meeting of the Company’s stockholders that occurs prior to the termination of the Agreement, nominate or propose any person for election to the Board, or act, alone or in concert with others, to control or influence the management, the Board or policies of the Company, without the prior written consent of the Board, subject to express qualification that nothing in the standstill provision prohibits Mr. Sight from soliciting proxies or taking other actions in connection with the Company’s 2009 annual meeting of stockholders or from acting in his capacity as a director of the Company and consistent with his fiduciary duties thereof, subject to certain conditions.
     The foregoing is a summary of the terms of the Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 5, 2008, the Company issued a press release announcing that the Board has elected Wendy Luscombe to serve as a director of the Company effective May 12, 2008. Ms. Luscombe fills the vacancy created by James C. Bourg who did not stand for re-election as a director at the Company’s 2007 annual meeting of stockholders. It is expected that on May 12, 2008, Ms. Luscombe will become a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company. Ms. Luscombe will be standing for election as a director at the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, by and between Feldman Mall Properties, Inc. and James W. Sight, dated May 5, 2008.

99.1	Joint press release of Feldman Mall Properties, Inc. and James W. Sight, dated May 5, 2008.

99.2	Press release of Feldman Mall Properties, Inc., dated May 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
Date: May 6, 2008	By:	/s/ Thomas Wirth
Thomas Wirth
President and Chief Financial Officer

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